BUSINESS UPDATE FOURTH QUARTER 2025 March 2, 2026 NASDAQ: ASTS

Forward Looking Statements This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026. AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted cost of revenues, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

SPACE-BASED CELLULAR BROADBAND NETWORK BUILDING THE FIRST AND ONLY

KEY HIGHLIGHTS Reported revenue of $70.9 million for the full year 2025, driven by mobile network operator partners and the U.S. Government Continued orbital launch campaign with encapsulation of BlueBird 7 at Cape Canaveral in February and expected launch during March, with additional launches expected every one to two months on average to reach goal of 45 to 60 satellites in orbit by end of 2026 Successfully completed unfolding of BlueBird 6, the largest commercial communications array ever deployed in low Earth orbit, expected to greatly exceed 120 Mbps peak data speeds Robust balance sheet with over $3.9 billion in cash, cash equivalents, restricted cash and liquidity, pro forma for convertible notes offering and availability under the ATM facility (as of December 31, 2025) Secured over $1.2 billion in aggregate contracted revenue commitments from partners

Commercial gateway deliveries across five continents Service revenue across multiple contracts and use cases under development with the U.S. Government Product equipment revenue underpinned by delivery of 15 gateways across five continents Revenue expected to grow during 2026 ahead of commercial service activation, supported by backlog of mobile network operator partner revenue and U.S. Government contract milestones Reported revenue of $70.9 million for the full year 2025, driven by mobile network operator partners and the U.S. Government

CONTINUED ORBITAL LAUNCH CAMPAIGN WITH ENCAPSULATION OF BLUEBIRD 7 AT CAPE CANAVERAL IN FEBRUARY AND EXPECTED LAUNCH DURING MARCH, WITH ADDITIONAL LAUNCHES EXPECTED EVERY ONE TO TWO MONTHS ON AVERAGE TO REACH GOAL OF 45 TO 60 SATELLITES IN ORBIT BY END OF 2026

AST SpaceMobile

- Successfully completed unfolding of BlueBird 6, the largest commercial communications array antenna ever deployed in LEO, expected to greatly exceed 120 Mbps peak data speeds
- BlueBird 7, identical to BlueBird 6, is encapsulated within the New Glenn launch vehicle at Cape Canaveral awaiting orbital launch during March
- BlueBird 8 to BlueBird 29 are in various stages of production and expect to complete assembly of 40 satellites equivalent of microns by first half of 2026
- Acquired fourth site in Midland, Texas for dedicated micron production, increasing total manufacturing square footage soon to be over 500,000 globally



BLUEBIRD 6 LAUNCHED DEC 2025



BLUEBIRD 6 UNFOLDED FEB 2026


AST
SpaceMobile

BLUEBIRD 7 ENCAPSULATED FEB 2026

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BlueBird 8 to BlueBird 29 are in various stages of production and expect to complete assembly of 40 satellites equivalent of microns by first half of 2026

Largest Commercial Communications Array Ever Deployed in Low Earth Orbit

CONTINUED TO GROW PARTNER ECOSYSTEM THROUGH MULTIPLE AGREEMENTS AS SPACEMOBILE NETWORK COMMERCIALIZATION EFFORTS ADVANCE AHEAD OF SCALED COMMERCIAL AND GOVERNMENT ACTIVATION

AST SpaceMobile

- Secured over $1.2 billion of aggregate contracted revenue commitments from commercial partners
- Received $175.0 million commercial prepayment from stc Group as part of 10-year, regional definitive commercial agreement
- Expanded commercial partnerships globally with Orange, Telefonica, CK Hutchison, Taiwan Mobile, Sunrise, and progressed initiatives with Vodafone
- Awarded $30.0 million prime contract award by the Space Development Agency for HALO Europa Track 2 commercial program as demand for differentiated on-orbit capabilities and tactical use cases grows
- Awarded prime contract position on U.S. Missile Defense Agency SHIELD Program



AST
SpaceMobile
Potential coverage

50+ MNO partners with nearly 3 billion subscribers globally

AT&T, vodafone, verizon, Bell, Rakuten, stc, Telefónica, 3, tigo, orange, MTN, Smart, LIBERTY LATIN AMERICA, africell, indosat, TELECOM, Telstra, KA, zain, smartfren., Taiwan Mobile, TIM, etisalat e&, Globe, Sunrise

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Note: Expected satellite(s) ready for shipment plans as of March 2, 2026. The timing of shipment of the Block 2 BlueBird satellites are contingent on a number of factors including satisfactory and timely completion of the assembly and testing of the Block 2 BlueBird satellites, regulatory approvals for the shipment, many of which are beyond our control. Launch # 1 2 3 4 5 6 7 8 9 10 11 12 13 Microns For Phased Array Completed         Apr 2026 May 2026 Jun 2026 Jul 2026 Aug 2026 Satellite(s) Ready to Ship   Apr 2026 May 2026 May 2025 Jun 2026 Jun 2026 Jul 2026 Aug 2026 Sep 2026 Oct 2026 Nov 2026 Dec 2026 New stackable configuration Target Block 2 BlueBird Deployment Plan to Reach 45-60 Satellites in Orbit During 2025 and 2026

ABILITY TO DEPLOY MORE MICRONS TO ORBIT, FASTER AND CHEAPER, ON LARGER ARRAYS THAN ANY SATELLITE MANUFACTURER IN HISTORY

AST SpaceMobile

200+ microns	Used to form a phased array for one Block 2 BlueBird satellite
650+ microns	On orbit today, growing to 10,000-14,000 microns with the successful deployment of 45-60 satellites by year-end 2026
Purpose-built	BlueBirds are designed for D2D from inception, increasing on-orbit redundancy and resilience while enabling efficient manufacturing scale
Largest in LEO[1]	~2,400 sq. ft. in size enables digital beamforming across multiple different frequencies
End result	Enabling true space-based cellular broadband, not just basic texting

AST's differentiated satellite technology begins with its microns. Microns are the ~9 sq. ft. modular building blocks of the BlueBird satellites, comprised of many antennas roughly the size of small satellites in orbit today



Human
~6 feet tall
Micron
~9 sq. ft.
Car
~100 sq. ft.
Block 1 satellite
~700 sq. ft.
Block 2 satellite
~2,400 sq. ft.

[1] Largest commercial communications array ever deployed in low Earth orbit (LEO)

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1,150 MHz low and mid-band tunable MNO spectrum globally 45 MHz of MSS mid band spectrum access in North America 60 MHz of AST SpaceMobile-licensed S-band spectrum priority rights globally Allocated spectrum of 50+ MNO partners 80+ MHz of spectrum in the U.S. for satellite and terrestrial usage Comprehensive Global Spectrum Strategy with Shared MNO Frequencies and Controlled MSS Frequencies

$M Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense adjusted to exclude depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended December 31, 2025 and September 30, 2025 was $15.7 million and $12.7 million, respectively. Stock-based compensation for the three months ended December 31, 2025 and September 30, 2025 consisted of $10.4 million and $8.0 million of engineering services costs, $4.3 million and $6.0 million of general and administrative costs, and $0.5 million and $0.0 million of cost of revenues, respectively. Adjusted operating expenses in Q3 and Q4 2025 included cost of revenue related to our products and services revenue during the quarter. If you further adjust for these costs, our Adjusted operating expenses were closer to $62.2 million during Q3 and $66.8 million during Q4, respectively. Gross property and equipment as of December 31, 2025, September 30, 2025 and December 31, 2024 was $1,572.5 million, $1,165.8 million, and $460.0 million, respectively. Accumulated depreciation and amortization as of December 31, 2025, September 30, 2025 and December 31, 2024 was $173.7 million, $158.0 million, and $122.4 million, respectively. Cash Position as of December 31, 2025 and September 30, 2025 includes $444.3 million and $15.8 million of restricted cash, respectively. Over $3.2 billion in cash, cash equivalents, restricted cash and liquidity, pro forma for convertible notes offering, monetized capped call, and aggregate proceeds and availability under the ATM facility (as of September 30, 2025). Over $3.9 billion in cash, cash equivalents, restricted cash and liquidity, pro forma for convertible notes offering and availability under the ATM facility (as of December 31, 2025). Adj. Operating Expenses1 Capital Expenditures3 Liquidity4 5 $M $B $62.22 $66.82 $5.5 6 OPERATING AND CAPITAL METRICS

RECONCILIATION TO NON-GAAP MEASURES Adj. operating expenses - 3 months ended Stock-based compensation for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024 consisted of $10.4 million, $8.0 million, and $8.3 million of engineering services costs, $4.3 million, $6.0 million, and $3.1 million of general and administrative costs, and $0.5 million, $0 million, and $0 million of cost of revenues, respectively. Stock-based compensation for the twelve months ended December 31, 2025 and 2024, respectively, consisted of $25.8 million and $15.4 million of engineering services costs, $21.2 million and $16.6 million of general and administrative costs, and $0.5 million and $0.0 million of cost of revenues, respectively. ($ in thousands)  Dec 31, ‘25 Sep 30, ‘25 Dec 31, ‘24 Cost of revenues (exclusive of items shown below) 29,413 5,511 - Engineering services costs 46,164 40,836 30,945 General and administrative costs 26,231 29,822 15,889 Research and development costs 9,057 5,530 5,348 Depreciation and amortization 15,717 12,716 8,460 Total operating expenses 126,582 94,415 60,642 Less: Depreciation and amortization (15,717) (12,716) (8,460) Less: Stock-based compensation expense 1 (15,152) (13,987) (11,422) Total adj. operating expenses 95,713 67,712 40,760 ($ in thousands)  Dec 31, ‘25 Dec 31, '24 Cost of revenues (exclusive of items shown below) 35,216 - Engineering services costs 142,510 93,491 General and administrative costs 101,679 61,566 Research and development costs 28,115 28,783 Depreciation and amortization 51,111 63,340 Total operating expenses 358,631 247,180 Less: Depreciation and amortization (51,111) (63,340) Less: Stock-based compensation expense 2 (47,490) (32,039) Total adj. operating expenses 260,030 151,801 Adj. operating expenses - 12 months ended